Exhibit 99.1

LXP Industrial Trust TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York, NY 10119-4015

FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST REPORTS FIRST QUARTER 2023 RESULTS

New York - May 3, 2023 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on single-tenant warehouse/distribution real estate investments, today announced results for the quarter ended March 31, 2023.

First Quarter 2023 Highlights

●	Recorded Net Income attributable to common shareholders of $9.5 million, or $0.03 per diluted common share.

●	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $50.3 million, or $0.17 per diluted common share.

●	Completed 2.3 million square feet of lease extensions, raising industrial Base and Cash Base Rents by 45.0% and 28.5%, respectively.

●	Increased Industrial Same-Store NOI to 5.0% in the first quarter compared to the same time period in 2022.

●	Completed and placed into service a warehouse/distribution facility containing 0.4 million square feet in the Phoenix, Arizona market, subject to a 10-year lease.

●	Completed construction of two warehouse/distribution facilities containing 2.1 million square feet in the Central Florida and Indianapolis, Indiana markets.

●	Invested an aggregate of $34.6 million in development activities, including $31.0 million in six ongoing development projects.

●	Disposed of one property for a gross sale price of $27.9 million.

Subsequent Events

●	Fully leased the 1.1 million square foot completed warehouse/distribution project in the Columbus, Ohio market.

●	Completed construction of a 1.1 million square foot warehouse/distribution facility in the Greenville - Spartanburg market.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented “We continue to execute exceptionally well on capturing market rent growth, with 2.3 million square feet leased during the quarter at Base and Cash Base rental increases of approximately 59% and 42%, respectively, when adjusted for one fixed rate renewal. Rents in our portfolio continue to be well below market and we look forward to a higher period of lease rollover in 2024. We completed an additional 2.5 million square feet of development projects in the quarter, including our 400,000 square foot Phoenix facility, which was placed into service, and subject to a 10-year lease with 3.5% annual escalations. Our development initiatives continue to produce favorable outcomes, and as a result, we are raising our estimate of cash stabilized yields on the remaining 4.3 million square foot development pipeline to a range of 6.0% to 6.5%.”

FINANCIAL RESULTS

Revenues

For the quarter ended March 31, 2023, total gross revenues were $85.1 million, compared with total gross revenues of $80.3 million for the quarter ended March 31, 2022. The increase is primarily attributable to revenue from acquisitions and stabilized development projects, which was partially offset by sales.

Net Income Attributable to Common Shareholders

For the quarter ended March 31, 2023, net income attributable to common shareholders was $9.5 million, or $0.03 per diluted share, compared with net income attributable to common shareholders for the quarter ended March 31, 2022 of $9.0 million, or $0.03 per diluted share.

Adjusted Company FFO

For the quarter ended March 31, 2023, LXP generated Adjusted Company FFO of $50.3 million, or $0.17 per diluted share, compared to Adjusted Company FFO for the quarter ended March 31, 2022 of $48.1 million, or $0.16 per diluted share.

Dividends/Distributions

LXP announced that it declared a regular quarterly common share/unit dividend/distribution for the quarter ending March 31, 2023 of $0.125 per common share/unit, which was paid April 17, 2023 to common shareholders/unitholders of record as of March 31, 2023.

LXP also announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ending March 31, 2023, which is expected to be paid on May 15, 2023 to shareholders of record as of April 28, 2023.

TRANSACTION ACTIVITY

STABILIZED DEVELOPMENT

Property Type	Market	Sq. Ft.	Initial Cost Basis ($000)	Approximate Lease Term (Yrs)	% Leased at Completion
Warehouse/distribution(1)	Phoenix, Arizona	392,278	$37,118	10.0	100%

1.	Substantially completed and placed into service development project. LXP owns 93%. Initial cost basis excludes $1.9 million of lease commissions and certain remaining costs, including developer partner promote, if any. LXP funded an aggregate of $32.7 million as of March 31, 2023 for this project, of which, $1.6 million was funded in the first quarter of 2023.

ONGOING DEVELOPMENT PROJECTS

Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost(1) ($000)	GAAP Investment Balance as of 03/31/23 ($000)	LXP Amount Funded as of 03/31/23 ($000)(2)	Actual/Estimated Building Completion Date	% Leased as of 03/31/23
Consolidated:
The Cubes at Etna East (95%)(3)	1	Columbus, OH	1,074,840	$72,850	$61,240	$59,888	3Q 2022	(4)
Ocala (80%)(3)	1	Central Florida	1,085,280	83,100	76,529	66,593	1Q 2023	—%
Mt. Comfort (80%)(3)	1	Indianapolis, IN	1,053,360	65,500	61,614	52,119	1Q 2023	—%
South Shore (100%)	2	Central Florida	270,885	41,200	31,844	26,277	2Q 2023	—%
Smith Farms (90%)(5)	2	Greenville-Spartanburg, SC	1,396,772	101,550	85,290	72,690	2Q 2023	—%
Cotton 303 (93%)(6)	1	Phoenix, AZ	488,400	44,100	33,310	31,458	3Q 2023	—%
	8		5,369,537	$408,300	$349,827	$309,025

1.	Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer partner promote, if any.

2.	Excludes noncontrolling interests’ share.

3.	Base building achieved substantial completion. Property is not in service as of March 31, 2023.

4.	Subsequent to quarter end, the property was fully leased subject to a 10-year lease with initial annualized rent of approximately $5.2 million with 3.5% annual escalations.

5.	Subsequent to quarter end, the base building comprised of 1,091,888 square feet was substantially completed.

6.	Originally a two building project. In March 2023, substantially completed and placed into service a 392,278 square foot facility subject to a 10-year lease. Remaining project ongoing.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 03/31/23 ($000)	LXP Amount Funded as of 03/31/23 ($000)(1)
Consolidated:
Reems & Olive (95.5%)	Phoenix, AZ	320	$77,473	$74,109
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,303	4,250
ATL Fairburn JV (100%)	Atlanta, GA	14	1,731	1,736
		450	$84,507	$80,095

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 03/31/23 ($000)	LXP Amount Funded as of 03/31/23 ($000)(1)
Non-consolidated:
ETNA Park 70 (90%)	Columbus, OH	66	$13,348	$14,009
ETNA Park 70 East (90%)	Columbus, OH	21	2,135	2,405
		87	$15,483	$16,414
1.	Excludes noncontrolling interests’ share.

PROPERTY DISPOSITIONS

Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Detroit, MI	Industrial	$27,910	$1,216	$2,203	March	100%

1.	Generally, quarterly period prior to sale, annualized.

The above property was sold at GAAP and Cash capitalization rates of 7.9%, respectively.

LEASING

During the first quarter of 2023, LXP executed the following lease extensions:

	LEASE EXTENSIONS - SECOND GENERATION

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Lebanon	IN	01/2024	01/2029	741,880
2	McDonough	GA	10/2023	10/2030	676,000
3	Cleveland	TN	03/2024	03/2031	851,370
3	TOTAL EXTENDED LEASES - SECOND GENERATION				2,269,250

As of March 31, 2023, LXP’s stabilized industrial portfolio was 99.5% leased. A total of 2.3 million square feet of extended industrial leases were entered into through March 31, 2023, with Base and Cash Base Rents increasing by 45.0% and 28.5%, respectively.

BALANCE SHEET/CAPITAL MARKETS

As of March 31, 2023, LXP ended the quarter with net debt to Adjusted EBITDA at 6.3x. LXP’s total consolidated debt was $1.5 billion at quarter end with 91.4% at fixed rates. The total consolidated debt had a weighted-average term to maturity of 6.3 years and a weighted-average interest rate of 3.2% as of March 31, 2023.

2023 EARNINGS GUIDANCE

LXP now estimates that its net income attributable to common shareholders for the year ended December 31, 2023 will be within an expected range of $0.18 to $0.22 per diluted common share. LXP reaffirms that its estimated Adjusted Company FFO for the year ended December 31, 2023, will be within an expected range of $0.66 and $0.70 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FIRST QUARTER 2023 CONFERENCE CALL

LXP will host a conference call today, May 3, 2023, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended March 31, 2023. Interested parties may participate in this conference call by dialing 1-888-660-6082 or 1-929-201-6604. Conference ID is 1576583. A replay of the call will be available through August 1, 2023, at 1-800-770-2030 or 1-647-362-9199, pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP’s Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for LXP Industrial Trust:

Heather Gentry, Senior Vice President of Investor Relations

LXP Industrial Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP’s control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP’s periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates, (2) the outbreak of highly infectious or contagious diseases, (3) authorization by LXP’s Board of Trustees of future dividend declarations, (4) LXP’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2023, (5) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation, increases in real estate construction costs and construction schedule delays, (10) changes in financial markets and interest rates, (11) changes in accessibility of debt and equity capital markets, (12) future impairment charges, and (13) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP’s expectations will be realized.

References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary’s (or its general partner’s, member’s or managing member’s) creditors.

Non-GAAP Financial Measures - Definitions

LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP’s financial performance or cash flow from operating, investing or financing activities or liquidity.

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash impact of sales-type leases and adjustments for pro-rata share of non-wholly owned entities. LXP’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second generation tenant improvements, and (10) cash paid for second genelease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First Generation Costs: Represents cash spend for tenant improvements and leasing costs for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, LXP’s presentation may not be comparable to similarly titled measures of other companies.

Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder’s option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP’s real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP’s historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP’s historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP’s NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for two comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP’s Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP’s operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP’s financial performance since it does not reflect the operations of LXP’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP’s results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction.

# # #

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2023	2022
Gross revenues:
Rental revenue	$83,417	$78,536
Other revenue	1,658	1,742
Total gross revenues	85,075	80,278
Expense applicable to revenues:
Depreciation and amortization	(45,741)	(44,506)
Property operating	(15,243)	(14,616)
General and administrative	(9,242)	(10,737)
Non-operating income	194	32
Interest and amortization expense	(11,393)	(10,682)
Impairment charges	(3,523)	—
Change in allowance for credit loss	(79)	—
Gains on sales of properties	7,879	255
Income before provision for income taxes and equity in earnings of non-consolidated entities	7,927	24
Provision for income taxes	(216)	(417)
Equity in earnings of non-consolidated entities	3,604	11,301
Net income	11,315	10,908
Less net income attributable to noncontrolling interests	(149)	(286)
Net income attributable to LXP Industrial Trust shareholders	11,166	10,622
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)
Allocation to participating securities	(72)	(61)
Net income attributable to common shareholders	$9,522	$8,989

Net income attributable to common shareholders - per common share basic	$0.03	$0.03
Weighted-average common shares outstanding – basic	290,080,508	283,640,465

Net income attributable to common shareholders - per common share diluted	$0.03	$0.03
Weighted-average common shares outstanding – diluted	291,040,466	289,067,778

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets:
Real estate, at cost	$3,732,558	$3,691,066
Real estate - intangible assets	328,607	328,607
Land held for development	84,507	84,412
Investments in real estate under construction	349,827	361,924
Real estate, gross	4,495,499	4,466,009
Less: accumulated depreciation and amortization	845,338	800,470
Real estate, net	3,650,161	3,665,539
Assets held for sale	44,286	66,434
Right-of-use assets, net	22,967	23,986
Cash and cash equivalents	42,923	54,390
Restricted cash	120	116
Investments in non-consolidated entities	52,571	58,206
Deferred expenses, net	25,485	25,207
Investment in a sales-type lease, net	61,680	61,233
Rent receivable – current	4,141	3,030
Rent receivable – deferred	74,394	71,392
Other assets	26,353	24,314
Total assets	$4,005,081	$4,053,847

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$69,288	$72,103
Term loan payable, net	299,084	298,959
Senior notes payable, net	989,636	989,295
Trust preferred securities, net	127,719	127,694
Dividends payable	38,164	38,416
Liabilities held for sale	1,889	1,150
Operating lease liabilities	23,985	25,118
Accounts payable and other liabilities	57,170	74,261
Accrued interest payable	10,431	9,181
Deferred revenue - including below market leases, net	10,959	11,452
Prepaid rent	15,994	15,215
Total liabilities	1,644,319	1,662,844

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares,
292,557,721 and 291,719,310 shares issued and outstanding in 2023 and 2022, respectively	29	29
Additional paid-in-capital	3,320,185	3,320,087
Accumulated distributions in excess of net income	(1,105,875)	(1,079,087)
Accumulated other comprehensive income	14,169	17,689
Total shareholders’ equity	2,322,524	2,352,734
Noncontrolling interests	38,238	38,269
Total equity	2,360,762	2,391,003
Total liabilities and equity	$4,005,081	$4,053,847

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$9,522	$8,989

Weighted-average number of common shares outstanding - basic	290,080,508	283,640,465

Net income attributable to common shareholders - per common share basic	$0.03	$0.03

Diluted:
Net income attributable to common shareholders - basic	$9,522	$8,989
Impact of assumed conversions	3	—
Net income attributable to common shareholders	$9,525	$8,989

Weighted-average common shares outstanding - basic	290,080,508	283,640,465
Effect of dilutive securities:
Unvested share-based payment awards	127,871	1,078,891
Shares issuable under forward sales agreements	—	4,348,422
Operating partnership units	832,087	—
Weighted-average common shares outstanding - diluted	291,040,466	289,067,778

Net income attributable to common shareholders - per common share diluted	$0.03	$0.03

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2023	2022
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$9,522	$8,989
Adjustments:
Depreciation and amortization	44,860	43,850
Impairment charges - real estate	3,523	—
Noncontrolling interests - OP units	3	89
Amortization of leasing commissions	881	656
Joint venture and noncontrolling interest adjustment	2,400	3,150
Gains on sales of properties, including our share of non-consolidated entities	(12,654)	(11,526)
FFO available to common shareholders and unitholders - basic	48,535	45,208
Preferred dividends	1,572	1,572
Amount allocated to participating securities	72	61
FFO available to all equityholders and unitholders - diluted	50,179	46,841
Allowance for credit loss	79	—
Transaction costs(1)	4	89
Other non-recurring costs(2)	—	1,181
Noncontrolling interest adjustments	(4)	—
Adjusted Company FFO available to all equityholders and unitholders - diluted	50,258	48,111

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(3,087)	(3,502)
Lease incentives	96	134
Amortization of above/below market leases	(449)	(480)
Sales-type lease non-cash income	(526)	—
Non-cash interest	819	819
Non-cash charges, net	2,247	2,098
Capitalized interest and internal costs	(2,232)	(1,166)
Second generation tenant improvements	(162)	(4,232)
Second generation lease costs	(162)	(141)
Joint venture and noncontrolling interest adjustment	(70)	(349)
Company Funds Available for Distribution	$46,732	$41,292

Per Common Share and Unit Amounts
Basic:
FFO	$0.17	$0.16

Diluted:
FFO	$0.17	$0.16
Adjusted Company FFO	$0.17	$0.16

Basic:
Weighted-average common shares outstanding - basic EPS	290,080,508	283,640,465
Operating partnership units(3)	832,087	871,037
Weighted-average common shares outstanding - basic FFO	290,912,595	284,511,502

Diluted:
Weighted-average common shares outstanding - diluted EPS	291,040,466	289,067,778
Operating partnership units(3)	—	871,037
Unvested share-based payment awards	—	59,384
Preferred shares - Series C	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	295,751,036	294,708,769

(1) Includes costs related to entering into a sales-type lease and other investment costs.

(2) Includes strategic alternatives and costs related to shareholder activism.

(3) Includes OP units other than OP units held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2023 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2023
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.18	$0.22
Depreciation and amortization	0.66	0.66
Impact of capital transactions	(0.18)	(0.18)
Estimated Adjusted Company FFO per diluted common share	$0.66	$0.70

(1) Assumes all convertible securities are dilutive.